POWER OF ATTORNEY


Know all persons by these present that the undersigned hereby constitutes and appoints each of Rhonda S. Ferguson, Daniel M. Dunlap and Edward J. Udovich, signing singly, the undersigneds true and lawful attorney in fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or employee of FirstEnergy Corp. and/or any of its subsidiaries and affiliates (referred to as the Company), as applicable, Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (Section 16) and Form 144 (Form 144)
pursuant to Rule 144 under the Securities Act of 1933
(Rule 144) and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or 144 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the undersigned; it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts reasonable discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. Additionally, this Power of Attorney revokes any and all previous Power of Attorney forms for this same purpose which was entered into by the undersigned.

This Power of Attorney shall be governed by and construed in accordance with the law of the State of Ohio, regardless of the law that might be applied under principles of conflict of laws.









The undersigned has caused this Power of Attorney to be executed as of this 9th day of September, 2013.



/s/Luis A. Reyes
Luis A. Reyes



State of Georgia)
		)  ss:
County of Fulton)


The foregoing Power of Attorney was acknowledged before me this 9th day of September, 2013, by Luis A. Reyes.



/s/Chase Genn
        Chase Alexander Genn, Notary Public
          Residence Fulton County
         State Wide Jurisdiction, Georgia
My Commission Expires March 29, 2015